SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                              FORM 8-K


                            CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


                             March 28, 1996
                             Date of Report
                    (Date of earliest event reported)


                         FLEMING COMPANIES, INC.
            (Exact name of registrant as specified in its charter)


           Oklahoma                  1-8140              48-0222760
     (State or other juris-        (Commission          (IRS Employer
     diction of incorporation)      File Number)      Identification)


                    6301 Waterford Boulevard, Box 26647
                      Oklahoma City, Oklahoma   73126
                   (Address of Principal Executive Offices)


                              (405)840-7200
                         Registrant's telephone number,
                            including area code

Item 5.      Other Events.

On March 28, 1996, the company announced that the Board of Directors declared a cash dividend of $.02 per share for the second quarter of 1996 payable on June 10, 1996, to shareholders of record on May 20, 1996. This dividend is lower than the previous quarterly dividend to allow the company to meet its banks' requirements to support the posting of an appeal bond in the David's Supermarkets lawsuit.



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FLEMING COMPANIES, INC.

                                      KEVIN J. TWOMEY

                              By:     Kevin J. Twomey
                                      Vice President - Controller


Date:  March 28, 1996